UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

OAK STREET HEALTH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following was sent by Oak Street Health, Inc. (“Oak Street Health”) on February 8, 2023 to equityholders of Oak Street Health:

1.

If I own any shares of Oak Street Health stock outright - either through an equity grant that has vested and/or a stock option that has been exercised, the Employee Stock Purchase Plan (ESPP), or a purchase of stock I made on my own - what happens?

•

For each share of Oak Street Health stock that you own, at the time of the closing of the transaction, you will be entitled to $39 per share. More details on the process to receive the cash payment will come as we get closer to the closing.

•

Between now and the closing of the transaction, you have the right to sell any shares that you own outright at your discretion, subject to any applicable blackout periods and preclearance requirements.

2.	If I have time-based Restricted Stock Awards (RSAs) from the IPO conversion, what happens?

•	RSAs that vest before the closing of the transaction will become unrestricted Oak Street Health stock on the vesting date. (See question 1).

•

If you still hold any unvested RSAs at the time the transaction closes, those unvested RSAs will be assumed by CVS and converted into CVS RSAs based on the relative value of a CVS share vs. an Oak Street Health share and on otherwise the same terms and conditions, including vesting schedule, except for the accelerated vesting outlined in question #9.

3.	If I have time-based Restricted Stock Units (RSUs), what happens?

•

RSUs are awarded on a vesting schedule and are granted in increments in accordance with that schedule. As RSUs vest, they convert to shares of stock that you own outright. Your RSUs - and their associated vesting schedule(s) - are available to you in your Fidelity NetBenefits account.

•

For each RSU that has vested (and settled in Oak Street Health stock) at the time of transaction closing, you will be entitled to receive $39 per share (see question #1). More details on the process to receive the cash payment will come as we get closer to the closing.

•

Upon the closing of the transaction, all unvested time-based RSUs that were granted prior to signing will be converted into the right to receive a cash payment with a value equal to $39 for each RSU. The cash award will generally vest and become payable on the same vesting dates as the RSU that it replaced, assuming you are still actively employed by Oak Street on the vesting date, except for the accelerated vesting outlined in question #9. For treatment of time-based RSUs granted after signing, see question #9.

•	As always, you will be responsible for taxes associated with your equity grants. Please consult a certified financial professional for more information.

4.	If I have time-based stock Options, what happens?

•

Most options at Oak Street are awarded on a time-based vesting schedule and become exercisable in accordance with that schedule. Your option grant(s) - and their associated vesting schedule(s) - are available to you in your Fidelity NetBenefits account.

•

Your options were granted at a specific exercise price (i.e., the share price at the time the options were issued). The exercise price associated with your options can also be viewed in your Fidelity NetBenefits account.

•

Upon the closing of the transaction, all vested but unexercised options with an exercise price of less than $39 per share will be converted into the right to receive a cash payment in an amount equal to $39 minus the per share exercise price for each vested option. All the logistics relating to your options will be done automatically, at the time of closing, unless you elect to exercise any vested options before that time.

•

Upon closing of the transaction, all unvested options will be converted into cash awards with a value equal to $39 minus the per share exercise price for each unvested option. The cash award will vest and become payable on the same vesting dates as the option that it replaced, assuming you are still actively employed by Oak Street on the vesting date, except for the accelerated vesting outlined in question #9.

•

Between now and the closing of the transaction, you have the right to exercise any vested options at your discretion, subject to the terms of the applicable award agreement and any applicable blackout periods.

•	Any options you hold with an exercise price equal to or greater than $39 will be forfeited and canceled without payment.

•	As always, you will be responsible for associated taxes. Please consult a certified financial professional.

5.	If I have Oak Street Health Performance Based Options (PSOs) from 2022, what happens?

•	All PSOs will vest on the earlier of the vesting date or the transaction close date.

•	For PSOs that have not yet vested as of the transaction close date, the vesting will be accelerated at the greater of target (100%) or actual performance, in accordance with your award agreement.

•

Upon the closing of the transaction, these vested but unexercised options will be converted into the right to receive a cash payment in an amount equal to $39 minus the per share exercise price for each vested option. More details on the process to receive the cash payment will come as we get closer to the closing.

6.	If I elected to receive my 2022 Management Bonus as Performance Share Units (PSUs), what happens?

•	If you made the election to receive PSUs, your 2022 Management Bonus will be awarded as PSUs in accordance with your allocated bonus.

•	Please consult your Fidelity NetBenefits account to see the number of PSUs you were granted.

•	Your PSUs will convert to vested shares of Oak Street stock at approximately the normal time bonus is paid out in April. They will be deposited into your Fidelity account at that time.

•

For each PSU that has vested (and now a share of stock) at the time of transaction closing, you will be entitled to receive $39 per share. The conversion of your vested Oak Street shares into cash will occur automatically once the transaction closes. More details on the process to receive the cash payment will come as we get closer to the closing.

7.	How does this transaction impact my existing vesting schedule?

•	There will be no change to your existing vesting schedule between now and the closing of the transaction.

8.	How will 2023 annual equity grants be issued?

•

2023 annual equity grants will be issued as time-based RSUs that vest over four years. 2023 equity grants will be converted into CVS Health RSUs at the closing of the transaction based on the relative value of a CVS Health share vs. an Oak Street Health share and on otherwise the same terms, except for the accelerated vesting outlined in question #9.

9.	What happens to any unvested equity if I leave Oak Street Health?

•	Any unvested equity will be forfeited if you voluntarily choose to leave Oak Street Health prior to the equity vesting date.

•

If your employment is terminated by the Company without “cause” or you resign for “good reason” within 12 months after the closing of the transaction, your unvested equity will accelerate and become vested on the termination date.

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of Oak Street Health or CVS Health Corporation (“CVS Health”). This communication contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding Oak Street Health’s expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Statements in this communication that are forward looking may include, but are not limited to, statements regarding the benefits of the proposed acquisition of Oak Street Health by CVS Health and the associated integration plans, expected synergies and revenue opportunities, anticipated future operating performance and results of Oak Street Health or CVS Health, the expected management and governance of Oak Street Health following the acquisition, and the expected timing of the closing of the proposed acquisition and other transactions contemplated by the merger agreement governing the proposed acquisition (the “Merger Agreement”). By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Such risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the right of Oak Street Health or CVS Health or both of them to terminate the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the failure to obtain applicable regulatory or Oak Street Health stockholder approval in a timely manner or otherwise; the risk that the acquisition may not close in the anticipated timeframe or at all due to one or more of the other closing conditions to the transaction not being satisfied or waived; the risk that there may be unexpected costs, charges or expenses resulting from the proposed acquisition; risks related to the ability of Oak Street Health or CVS Health to successfully integrate the businesses and achieve the expected synergies and operating efficiencies within the expected timeframes or at all and the possibility that such integration may be more difficult, time consuming or costly than expected; risks that the proposed transaction disrupts Oak Street Health’s or CVS Health’s current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact Oak Street Health’s or CVS Health’s ability to pursue certain business opportunities or strategic transactions; risks related to disruption of each company’s management’s time and attention from ongoing business operations due to the proposed transaction; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Oak Street Health’s and/or CVS Health’s common stock, credit ratings or operating results; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Oak Street Health or CVS Health to retain and hire key personnel, to retain customers and to maintain relationships with each of their respective business partners, suppliers and customers and on their respective operating results and businesses generally, including with respect to Humana Inc. and its affiliates, which lease or license to Oak Street Health a majority of Oak Street Health’s primary care centers; the risk of litigation that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers and/or regulatory actions related to the proposed acquisition, including the effects of any outcomes related thereto; risks related to unpredictable and severe or catastrophic events, including but not limited to acts of terrorism, war or hostilities, cyber attacks, or the impact of the COVID-19 pandemic or any other pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide on Oak Street Health’s or CVS Health’s business, financial condition and results of operations, as well the response thereto by each company’s management; and other business effects, including the effects of industry, market, economic, political or regulatory conditions. Also, Oak Street Health’s or CVS Health’s actual results may differ materially from those contemplated by the forward-looking statements for a number of additional reasons as described in Oak Street Health’s and CVS Health’s respective filings with the Securities and Exchange Commission (the “SEC”), including those set forth in the Risk Factors section and under any “Forward-Looking Statements” or similar heading in Oak Street Health’s or CVS Health’s respective most recently filed Annual Report on Form 10-K, Oak Street Health’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and Oak Street Health’s and CVS Health’s Current Reports on Form 8-K.

You are cautioned not to place undue reliance on Oak Street Health’s or CVS Health’s forward-looking statements. Oak Street Health’s and CVS Health’s respective forward-looking statements are and will be based upon each company’s management’s then-current views and assumptions regarding CVS Health’s proposed acquisition of Oak Street Health, future events and operating performance, and are applicable only as of the dates of such statements. Neither Oak Street Health nor CVS Health assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

Additional Information and Where to Find It

This communication is being made in respect to the proposed transaction involving Oak Street Health and CVS Health. A meeting of the stockholders of Oak Street Health will be announced as promptly as practicable to seek stockholder approval in connection with the proposed transaction. Oak Street Health and CVS Health intend to file relevant materials with the SEC, including that Oak Street Health will file a preliminary and definitive proxy statement relating to the proposed transaction. The definitive proxy statement will be mailed to Oak Street Health’s stockholders. This communication is not a substitute for the proxy statement or any other document that may be filed by Oak Street Health with the SEC.

BEFORE MAKING ANY DECISION, OAK STREET HEALTH STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at Oak Street Health’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in Oak Street Health’s proxy statement. You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by Oak Street Health and documents filed by CVS Health with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investor Relations section of Oak Street Health’s website at https://investors.oakstreethealth.com for documents filed by Oak Street Health or the Investors portion of CVS Health’s website at https://investors.cvshealth.com for documents filed by CVS Health.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Oak Street Health, CVS Health and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Oak Street Health’s stockholders in connection with the proposed transaction. Information regarding CVS Health’s directors and executive officers is contained in CVS Health’s Definitive Proxy Statement for its 2022 Annual Meeting of Stockholders filed with the SEC on April 1, 2022, as updated by CVS Health’s subsequent filings made on www.sec.gov. Information regarding Oak Street Health’s directors and executive officers is contained in Oak Street Health’s Definitive Proxy Statement for its 2022 Annual Meeting of Stockholders filed with the SEC on March 18, 2022, as updated by Oak Street Health’s subsequent filings made on www.sec.gov. Other information regarding Oak Street Health’s directors and executive officers, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement described above. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing the Investor Relations section of Oak Street Health’s website at https://investors.oakstreethealth.com for documents filed by Oak Street Health or the Investors portion of CVS Health’s website at https://investors.cvshealth.com for documents filed by CVS Health.